SCHEDULE 14A
                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                       (Amendment No.   )

Filed by the Registrant    [X]

Filed by Party other than the Registrant    [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       CEL-SCI CORPORATION
         (Name of Registrant as Specified In Its Charter)

            William T. Hart - Attorney for Registrant
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2)

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

    [ ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)   Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule
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2628D:1-2
         CEL-SCI CORPORATIONCanal Center Plaza Suite 510
           Alexandria, Virginia  223l4 (703) 549-5293

                   NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD

To the Shareholders:

     Notice is hereby given that the annual meeting of the
shareholders of CEL-SCI Corporation (the "Company") will be at the Holiday Inn Hotel & Suites, 625 First Street, Alexandria,
Virginia, 22314 on                       , at 10:00 A.M., for the
following purposes:

     (1) to elect the directors who shall constitute the Company's Board of Directors for the ensuing year;

     (2) to ratify the 1995 sale of 1,150,000 shares of common stock and 1,150,000 common stock purchase warrants, as set forth in the accompanying Proxy Statement.

     (3) to ratify the appointment of Deloitte & Touche as the Company's independent accountants for the fiscal year ending
September 30, 1997;

     (4) to transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on       ,
1997 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders
are entitled to one vote for each share held.  As of   , 1997,
there were                shares of the Company's Common Stock
issued and outstanding.

                                        CEL-SCI CORPORATION

April     , 1997                        By Geert R. Kersten
                                        Chief Executive Officer

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY
CARD, AND SIGN, DATE AND RETURN THE PROXY CARD.

TO SAVE THE COST OF FURTHER SOLICITATION PLEASE MAIL YOUR PROXY
CARD PROMPTLY.
                       CEL-SCI CORPORATION
                 66 Canal Center Plaza Suite 510
           Alexandria, Virginia  223l4 (703) 549-5293

                         PROXY STATEMENT

          The accompanying proxy is solicited by the Board of Directors of the Company for voting at the annual meeting of
shareholders to be held on         , l997, and at any and all
adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth on page one or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of
record on or about              , 1997.
          There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meet- ing, the affirmative vote of a majority of the shares of Common Stock voting in person or represented by proxy is required to elect directors, to ratify the 1995 sale of common stock and warrants, and to ratify the appointment of Deloitte & Touche as the Company independent accountants for the fiscal year ending September 30, 1997. Cumulative voting in the election of directors is not permitted. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

PRINCIPAL SHAREHOLDERS
          The following table sets forth, as of              ,
1997, information with respect to the only persons owning beneficially 5% or more of the out- standing Common Stock and the number and percentage of outstanding shares owned by each director and officer and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of Common Stock.
                              Number of             Percent of
Name and Address               Shares  (1)           Class    (3)

Maximilian de Clara            44,667                   *
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland
Geert R. Kersten              540,024 (2)               5.6%
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4
                         Number of             Percent of
Name and Address          Shares  (1)           Class    (3)

Patricia B. Prichep      51,197                   *
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

M. Douglas Winship       20,334                   *
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

Eyal Talor, Ph.D.        23,000                   *
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

Prem Sarin, Ph.D.        21,667                   *
66 Canal Center Plaza
Suite 510
Alexandria, VA  22314

Daniel Zimmerman, Ph.D.   4,000                   *
66 Canal Center Plaza
Suite 510
Alexandria, VA  22314

Mark Soresi              93,375                   *
l0l0 Wayne Ave., 8th Floor
Silver Spring, MD  209l0

F. Donald Hudson         29,000                   *
53 Mt. Vernon Street
Boston, MA  02108

All Officers and Directors
as a Group (9 persons)   242,573                  %

*Less than 1%

    (1) Includes shares issuable prior to August 31, 1997 upon the exercise of options or warrants granted to the following persons:
                              Options or Warrants Exercisable
Name                              Prior to August 31,l997

Maximilian de Clara                     44,667
Geert R. Kersten                       435,084
Patricia B. Prichep                     48,167
M. Douglas Winship                      20,334
Dr. Eyal Talor                          21,500
                              Options or Warrants Exercisable
Name                              Prior to August 31, l997

Prem Sarin, Ph.D.                       21,667
Daniel Zimmerman, Ph.D.                  4,000
Mark Soresi                             91,500
F. Donald Hudson                        29,000

    (2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

    (3) Amount excludes shares which may be issued upon the exercise of other op- tions, warrants and convertible securities previously issued by the Company.

ELECTION OF DIRECTORS
          Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the nominees listed below to serve until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.
          All nominees have consented to serve if elected. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion. Officers and Directors

     Name                     Age              Position

Maximilian de Clara           68        Director and President
Geert R. Kersten, Esq.        38        Director, Chief Executive
                                        Officer, Secretary and
Treasurer
Patricia B. Prichep           45        Vice President of
Operations
M. Douglas Winship            48        Vice President of
Regulatory Affairs and
                                        Quality Assurance
Eyal Talor, Ph.D.             41        Vice President of
                                        Research and
                                        Manufacturing
Prem S. Sarin, Ph.D.          62        Vice President of
                                        Research for Infectious
                                        Diseases
Daniel H. Zimmerman, Ph.D.    55        Vice President of
                                        Research, Cellular
                                        Immunology
Mark V. Soresi                44        Director
F. Donald Hudson              63        Director

Mr. Maximilian de Clara, by virtue of his position as an officer and director of the Company, may be deemed to be the "parent" and "founder" of the Company as those terms are defined under applicable rules and regulations of the Securities and Exchange Commission.
          The principal occupations of the Company's officers and directors, during the past several years, are as follows:
     Maximilian de Clara. Mr. de Clara has been a director of the Company since its inception in March, l983, and has been president of the Company since July, l983. Prior to his affiliation with the Company, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and bio- medicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

     Geert R. Kersten, Esq. Mr. Kersten was Director of Corporate and Investment Relations for the Company between February, 1987 and October, 1987. In October of 1987, he was appointed Vice President of Operations. In Decem- ber, 1988, Mr. Kersten was appointed director of the Company. Mr. Kersten also became the Company's secretary and treasurer in 1989. In May, 1992, Mr. Ker- sten was appointed Chief Operating Officer and in February, 1995, Mr. Kersten became the Company's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of the Company. Mr. Kersten attended George Washington University in Washington, D.C. where he earned a B.A. in Accounting and an M.B.A. with emphasis on International Finance. He also attended law school at American University in Washington, D.C. where he re- ceived a Juris Doctor degree.

     Patricia B. Prichep has been the Company's Vice President of Opera- tions since March, 1994. Between December, 1992 and March, 1994, Ms. Prichep was the Company's Director of Operations. From June, 1990 to December, 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Manage-ment, Systems and Support Department. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

     M. Douglas Winship has been the Company's Vice President of Regula- tory Affairs and Quality Assurance since April, 1994. Between 1988 and April, 1994, Mr. Winship held various positions with Curative Technologies, Inc., in- cluding Vice President of Regulatory Affairs and Quality Assurance (1991-1994).

     Eyal Talor, Ph.D. has been the Company's Vice President of Research and Manufacturing since March, 1994. From October, 1993 until March, 1994, Dr. Talor was Director of Research, Manufacturing and Quality Control, as well as the Director of the Clinical Laboratory, for Chesapeake Biological Labora- tories, Inc. From 1991 to 1993, Dr. Talor was a scientist with SRA Technolo- gies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (1991- 1993) and Clinical Laboratory (1992-
1993). During 1992 and 1993, Dr. Talor was also the Regulatory Affairs and Safety Officer For SRA. Since 1987, Dr. Talor has held various positions with the John Hopkins University, including course coordinator for the School of Continuing Studies (1989-Present), re- search associate and lecturer in the Department of Immunology and Infectious Diseases (1987-1991), and associate professor (1991-Present).
     Prem S. Sarin, Ph.D. has been the Vice President of Research for Viral Technologies, Inc. (the Company's wholly-owned subsidiary) since May 1, 1993. Dr. Sarin was an Adjunct Professor of Biochemistry at the George Washington University School of Medicine, Washington, D.C., from 1986-1992. From 1975-1991 Dr. Sarin held the position of Deputy Chief, Laboratory of Tumor Cell Biology at the National Cancer Institute (NCI), NIH, Bethesda, Maryland. Dr. Sarin was a Senior Investigator (1974-
1975) and a Visiting Scientist (19721974) at the Laboratory of Tumor Cell Biology at NCI, NIH. From 1971-1972 Dr. Sarin held the position of Director, Department of Molecular Biology, Bionetics Research Laboratory, Bethesda, Maryland.

     Daniel H. Zimmerman, Ph.D. has been the Company's Vice President of Cellular Immunology since January 1996. Dr. Zimmerman founded CELL MED, Inc. and was its president from 1987-1995. From 1973 to 1987 Dr. Zimmerman served in various positions at Electronucleonics, Inc. including Scientist, Senior Scientist, Technical Director and Program Manager. From 1969-1973 Dr. Zimmer- man was a Senior Staff Fellow at NIH.

     Mark V. Soresi. Mr. Soresi became a director of the Company in July, 1989. In 1982, Mr. Soresi founded, and since that date has been the president and Chief Executive Officer of REMAC(R), Inc. REMAC(R) is in- volved in the clean-up of hazardous and toxic waste dump sites. Mr. Soresi attended George Washington University in Washington, D.C. where he earned a Bachelor of Science in Chemistry.

     F. Donald Hudson. F. Donald Hudson has been a director of the Com- pany since May, 1992. From December 1994 to October 1995 Mr. Hudson was President and Chief Executive Officer of VIMRx Pharmaceuticals, Inc. Between 1990 and 1993, Mr. Hudson was President and Chief Executive Officer of Neuromedica, Inc., a development stage company engaged in neurological research.
Until January, 1989, Mr. Hudson served as Chairman and Chief Executive Officer of Transgenic Sciences, Inc. (now TSI Corporation), a publicly held biotechnology corporation which he founded in January, 1987. From October, 1985 until Janu- ary, 1987, Mr. Hudson was a director of Organogenesis, Inc., a publicly held biotechnology corporation of which he was a founder, and for five years prior thereto was Executive Vice President and a director of Integrated Genetics, Inc., a corporation also engaged in biotechnology which he co-founded and which was publicly traded until its acquisition in 1989 by Genzyme, Inc.

     All of the Company's officers devote substantially all of their time on the Company's business. Messrs. Soresi and Hudson, as directors, devote only a minimal amount of time to the Company.
     The Company's Board of Directors met six times during the year ending September 30, 1996. All of the Directors attended each of these meetings. The Company has an Audit Committee comprised of Mr. Kersten and Mr. Hud-son. The purpose of the Audit Committee is to review and approve the selection of the Company's auditors, review the Company's financial statements with the Company's independent auditors, and review and discuss the independent auditor's management letter relating to the Company's internal accounting con- trols. During the fiscal year ending September 30, 1996, the Audit Committee met once. All members of the Audit Committee attended this meeting. The Company has a Compensation Committee comprised of all members of the Board of Directors except Mr. Kersten. The Compensation Committee met on three occa- sions during the fiscal year ending September 30, 1996. All members of the Compensation Committee attended this meeting.

Executive Compensation
 The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of the Company and
(ii) by each other executive officer of the Company who received in excess of $100,000 during the fiscal year ended September 30,
1996.
               Annual Compensation         Long Term Compensation
                                        Re-                   All
                                Other   stric-              Other
                                Annual  ted           LTIP   Com-
                                Compen- Stock Options  Pay- pensa-
Name and Princi- Fiscal Salary Bonus sation Awards Granted  outs  tion
pal Position      Year   (1)    (2)    (3)   (4)     (5)    (6)    (7)

Maximilian    1996 $225,000 $75,000 $85,016   -    70,000  -      $88
de Clara,     1995    - -    -      $95,181   -   225,000  -        -
President     1994    - -    -      $93,752   -    70,000  -        -

Geert R.
Kersten,      1996 $172,531 $75,000  $9,420   -   294,000  -   $8,869
Chief Execu-
tive          1995 $164,801  -      $ 9,426   -   224,750  -  $3,911
Officer,
Secretary     1994 $182,539  -      $ 8,183   -    50,000  -  $4,497
and Treasurer

M. Douglas
Winship,      1996 $119,100  -       $2,400   -       -    - $2,488
Vice President
of            1995 $113,500  -      $ 1,200   -    22,000  - $2,100
Regulatory
Affairs

Prem S. Sarin,1996 $102,379  -          -     -    32,000  - $3,160
Vice President of
Research, Infectious
Diseases

Eyal Talor,   1996 $107,458  -       $3,000   -    8,000   - $3,312
Vice President of
Research and
Manufacturing
(1) The dollar value of base salary (cash and non-cash) received.
(2) The dollar value of bonus (cash and non-cash) received.
(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represent automobile, parking and other transportation expenses.
(4) During the period covered by the Table, no shares of restricted stock were issued as compensation for services to the persons listed in the table.  As
of September 30, 1996, the number of shares of the Company's common stock, owned by the officers included in the table above, and the value of such shares at such date, based upon the market price of the Company's common stock were:
          Name                       Shares            Value

Maximilian de Clara                    -                  --
Geert R. Kersten                    95,940           $551,655
M. Douglas Winship                     -                  --
Prem S. Sarin                          -                  --
Eyal Talor                           1,500             $8,625

Dividends may be paid on shares of restricted stock owned by the Company's officers and directors, although the Company has no plans to pay dividends.
(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the period covered by the Table. Includes certain options issued in connection with the Company's l996 Salary Reduction Plan as well as certain options purchased from the Company. See "Options Granted During Fiscal Year Ending September 30, l996" below.
(6) "LTIP" is an abbreviation for "Long-Term Incentive Plan". An LTIP is any plan that is intended to serve as an incentive for performance to occur over a period longer than one fiscal year. Amounts reported in this col- umn represent payments received during the applicable fiscal year by the named officer pursuant to an LTIP.
(7) All other compensation received that the Company could not properly report in any other column of the Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the pre-miums paid by, or on behalf of, the Company. Amounts in the table repre- sent life insurance permiums and/or contributions made by the Company to a 401(k) pension plan on behalf of persons named in the table.

Long Term Incentive Plans - Awards in Last Fiscal Year
          None.

Employee Pension, Profit Sharing or Other Retirement Plans
          During 1993 the Company implemented a defined
contribution retire- ment plan, qualifying under Section 401(k)
of the Internal Revenue Code and covering substantially all the Company's employees. The Company's contribution is equal to the lesser of 3% of each employee's salary, or 50% of the em-
ployee's contribution.  The 1996 expenses for this plan were
$29,779. Other than the 401(k) Plan, the Company does not have a defined benefit, pension plan, profit sharing or other retirement plan.
Compensation of Directors
     Standard Arrangements.  The Company currently pays its
directors $1,500 per quarter, plus expenses. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.
     Other Arrangements.  The Company has from time to time
granted options to its outside directors: Mr. Soresi and Mr.
Hudson. See Stock Options below for additional information concerning options granted to the Company's directors.
Employment Contracts
     Effective January 2, 1996, the Company entered into a three-year em- ployment agreement with Mr. de Clara. The employment agreement provides that during the period between January 2, 1996 and January 2, 1997, the Company will pay Mr. de Clara an annual salary of $300,000. During the years ending January 2, 1998 and 1999, the Company will pay Mr. de Clara a salary of $330,000 and $363,000 respectively. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows Mr. de Clara to resign from his
position at the Company and receive a lump-sum payment from the
Com- pany equal to 18 months salary.  For purposes of the
employment agreement, a change in the control of the Company means the sale of more than 50% of the outstanding shares of the Company's Common Stock, or a change in a majority of the
Company's directors.
     Effective August 1, 1994, the Company entered into a three-
year em- ployment agreement with Mr. Kersten. The employment agreement provides that during the period between August 1, 1994 and July 31, 1995, the Company will pay Mr. Kersten an annual salary of $198,985. During the years ending August 31, 1996 and
1997, the Company will pay Mr. Kersten a salary of $218,883 and $240,771 respectively. In the event that there is a material reduction in Mr. Kersten's authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows Mr. Kersten to resign from his position at the Company and receive a lump-sum payment from the Com- pany equal to 18 months salary.  For purposes of the employment
agreement, a change in the control of the Company means the sale of more than 50% of the outstanding shares of the Company's
Common Stock, or a change in a majority of the Company's
directors. Pursuant to the agreement, the Company also agreed to grant Mr. Kersten, in accordance with the Company's 1994
Incentive Stock Option Plan, options to purchase 50,000 shares of the Company's Common Stock.
Compensation Committee Interlocks and Insider Participation
     The Company has a compensation committee comprised of all of the Com- pany's directors, with the exception of Mr. Kersten.
During the year ended September 30, 1996, Mr. de Clara was the only officer participating in deli- berations of the Company's compensation committee concerning executive officer compensation.
See Item 13 of this report for information concerning transac-
tions between the Company and Mr. de Clara.
          During the year ended September 30, 1996, no director
of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a
director of such entity or as a member of the com- pensation committee of such entity.
Stock Options
          The following tables set forth information concerning
the options granted, during the fiscal year ended September 30,
1996, to the persons named below, and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons.
  Options Granted During Fiscal Year Ending September 30, l996
                                   Potential Individual Grants
Realizable Value at
                              % of Total
Assumed Annual Rates
                                   Options                   of
Stock Price
                              Granted to   Exercise
Appreciation for
               Options   Employees in Price Per  Expiration
Option Term (3)
 Name       Granted (#) Fiscal Year  Share         Date       5%
                               10%
Maximilian
     de Clara      70,000       l6.5%      $5.62     9/25/06
                       $247,l00  $626,500
Geert R.
     Kersten      224,000 (1)    53%       $2.38     1/10/00
                       $333,760  $848,960
                    20,000 (2)    4.7%  $3.25     2/21/99   $
40,800  $104,800
                    50,000            4.8%   $5.62     9/25/06
$l76,500  $447,500
M. Douglas
     Winship           --        --        --             --
                          --        --
Prem S.
  Sarin         20,000 (1)     4.7%     $2.38     1/10/00    $
                        29,800  $ 75,000
                    12,000             2.8%  $5.62     9/25/06
$ 42,360  $l07,400
Eyal Talor           8,000 (1)     l.9% $2.38     1/10/00   $
11,920  $ 30,320
(1) Options were granted in accordance with the Company's 1996 Salary Reduction Plan. Pursuant to the Salary Reduction Plan, any
employee of the Company was allowed to receive options in
exchange for a one-time reduction in such employee's salary.
(2) Option was acquired in connection with the purchase of 20,000 shares of the Company's common stock in February l996. In this transaction, Mr. Kersten paid $2.50 for one share of common stock and one option.  The options are exercisable at $3.25 per share and expire on February 2l, l999.
(3) The potential realizable value of the options shown in the table assuming the market price of the Company's Common Stock appreciates in value from the date of the grant to the end of the option term at 5% or 10%.
           Option Exercises and Year End Option Values
Value of Unexercised In-the-
                                        Number of      Money
Options
                                   Unexercised           at
Fiscal
                              Shares                  Options (3)
Year-End (4)
                         Acquired On  Value Re-    Exercisable/
Exercisable/
Name                Exercise (1) alized (2)   Unexercisable
Unexercisable
Maximilian de Clara      146,667    $574,486    8,334/139,999
$15,668/$164,031
Geert R. Kersten                    -           -
183,417/335,333  $504,974/$904,686
M. Douglas Winship             -           -     13,667/8,333
$37,694/$20,626
Prem S. Sarin                  10,000    $ 71,900      834/33,666
$1,568/$72,092
Eyal Talor                      7,834    $ 32,354
5,167/21,500        $9,714/$55,506
(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 1996.
(2) With respect to options exercised during the Company's fiscal year ended September 30, 1996, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the
options.
(3) The total number of unexercised options held as of September 30, 1996, separated between those options that were exercisable and those options that were not exercisable.
(4) For all unexercised options held as of September 30, 1996, the aggregate dollar value of the excess of the market value of the stock underlying those options (as of September 30, 1996) over the exercise price of those unexercised options.  Values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on Sep- tember 30,
1996.
Stock Option and Bonus Plans
          The Company has Incentive Stock Option Plans, Non-Qualified Stock Option Plans and a Stock Bonus Plan. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".
          Incentive Stock Option Plan.  The Incentive Stock
Option Plans collectively authorize the issuance of up to 800,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan.  Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.
          To be classified as incentive stock options under the Internal Reve- nue Code, options granted pursuant to the Plans must be exercised prior to the following dates:
(a) The expiration of three months after the date on which an option holder's employment by the Company is terminated (except if such termination is due to the death or permanent and total disabili-
ty);
(b) The expiration of 12 months after the date on which an option holder's employment by the Company is terminated, if such termi-nation is due to the Employee's permanent and total disability;
(c) In the event of an option holder's death while in the employ of the Company, his executors or administrators may exercise, with-
in three months following the date of his death, the option as to any of the shares not previously exercised;
     The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.
     Options may not be exercised until one year following the
date of grant.  Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be
exercisable by its terms after five years from the date of grant.
Any other option granted pursuant to the Plan may not be
exercisable by its terms after ten years from the date of grant.
     The purchase price per share of Common Stock purchasable
under an op- tion is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Com- pany's outstanding shares).
     Non-Qualified Stock Option Plan.  The Non-Qualified Stock
Option Plans collectively authorize the issuance of up to
1,360,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and ad- visors are eligible to be granted options pursuant to the Plans, provided how- ever that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securi- ties in a capital-raising transaction. The option exercise price is deter- mined by the Committee but cannot be less than the market price of the
Com- pany's Common Stock on the date the option is granted.
     Stock Bonus Plan.  Up to 40,000 shares of Common Stock may be granted under the Stock Bonus Plan.  Such shares may consist, in whole or in part, of authorized but unissued shares, or
treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and ad- visors are eligible to receive a grant of the Company's shares, provided how-ever that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.
     Other Information Regarding the Plans. The Plans are administered by the Company's Compensation Committee ("the Committee"), each member of which is a director of the Company.
The members of the Committee were selec- ted by the Company's
Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may oc- cur on the Committee will be filled by the Board of Directors.  The Committee is vested with the
authority to interpret the provisions of the Plans and sup-
ervise the administration of the Plans.  In addition, the
Committee is empow- ered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options
granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.
     In the discretion of the Committee, any option granted
pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions.  The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option
Plan or the Non-Quali- fied Stock Option Plan will be forfeited if the "vesting" schedule established by the Committee
administering the Plan at the time of the grant is not met.  For this purpose, vesting means the period during which the employee must re- main an employee of the Company or the period of time a non-employee must pro- vide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Com- pany), any shares or options not fully vested will be forfeited and
cancelled. At the discretion of the Committee payment for the shares of Common Stock un- derlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Committee.
     Options are generally non-transferable except upon death of the op- tion holder.  Shares issued pursuant to the Stock Bonus
Plan will generally not be transferable until the person
receiving the shares satisfies the vest- ing requirements imposed by the Committee when the shares were issued.
     The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or op- tions
previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility re- quirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of the Company's capital stock or a
consolidation or merger of the Company; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits ac- cruing to employees who are eligible to participate in the Plans.
     Prior Stock Option and Bonus Plan.  The Company previously had in effect a Stock Option and Bonus Plan ("the 1987 Plan")
which provided for the grant to the Company's officers,
directors, employees and consultants of either (i) shares of the Company's Common Stock for services rendered or (ii) options to purchase shares of Common Stock. The 1987 Plan was terminated by the Company in 1992.  Since the 1987 Plan was terminated, no further options will be granted and no further bonus shares will be issued pursuant to the 1987 Plan. However, options previously granted may nevertheless still be exercised according to the terms of the options.  Prior to the termination of
the 1987 Plan, the Company granted options to purchase 189,250 shares of the Company's Common Stock.  To date, options to
purchase 6,000 shares have been exercised.  In June, 1995 the
Company cancelled options to purchase 176,250 shares that had previously been granted under this Plan and reissued options for the same number of shares under the Company's other stock option plans. See "Option Summary" below.
          Option Summary. The following sets forth certain information, as of March 31, 1997, concerning the stock options granted by the Company. Each option represents the right to purchase one share of the Company's Common Stock.
                    Total         Shares
     Shares     Reserved for   Remaining Reserved    Outstanding
Options
Name of Plan                            Under Plan     Options
Under Plan
1987 Stock Option and Bonus Plan        200,000        7,000
(1)
1992 Incentive Stock Option Plan        100,000       83,216
2,783
1992 Non-Qualified Stock Option Plan          60,000       34,500
-
1994 Incentive Stock Option Plan        100,000      100,000
-
1994 Non-Qualified Stock Option Plan         100,000       50,583
2,750
1995 Non-Qualified Stock Option Plan         800,000      631,751
63,874
1996 Incentive Stock Option Plan        600,000      158,500
441,500
1996 Non-Qualified Stock Option Plan         400,000      170,000
230,000
TOTAL:                         1,235,550       740,907
(1) This Plan was terminated in 1992 and as a result, no new options will be granted pursuant to this Plan.
          As of March 31, 1997, 1,500 shares had been issued
pursuant to the Company's 1992 Stock Bonus Plan.  All of these shares were issued during the fiscal year ending September 30,
1994.
Transactions with Related Parties
          The MULTIKINE technology being tested by the Company
was developed by a group of researchers and was assigned, during
l980 and l98l, to Hooper Trading Company, N.V., a Netherlands Antilles' corporation ("Hooper"), and Shanksville Corporation, also a Netherlands Antilles corporation ("Shanks- ville"). The MULTIKINE technology assigned to Hooper and Shanksville was licensed to Sittona Company, B.V., a Netherlands corporation ("Sittona"), effective September, l982 pursuant to a licensing agreement which required Sittona to pay Hooper and Shanksville royalties on income received by Sittona with respect to the
MULTIKINE technology. In l983, Sittona licensed the MULTIKINE Technology to the Company and received from the Company a
$1,400,000 advance royalty payment. At such time as the Company generated revenues from the sale or sublicense of this technology, the Company was required to pay royalties to Sittona equal to l0% of net sales and l5% of the licensing royalties received from third parties.  In that event, Sittona, pursuant to its licensing agreements with Hooper and Shanksville, was
required to pay to those companies a minimum of l0% of any
royalty payments received from the Company.  The license
agreement with Sittona also required the Company to bear
the expense of preparing, filing and processing patent
applications and to obtain and maintain patents in the United
States and foreign countries on all inventions, developments and improvements made by or on behalf of the Company relating to the MULTIKINE technology. The license was to remain in effect until the expiration or abandonment of all patent rights or until the MULTIKINE technology entered into the public domain, whichever was later.
     Prior to October, 1996, Maximilian de Clara, an Officer, Director and shareholder of the Company, owned 50% and 30%, respectively, of Hooper and Shanksville. Between 1985 and
October 1996 Mr. de Clara owned all of the issued and outstanding stock of Sittona. In October 1996, Mr. de Clara disposed of his interest in Hooper, Shanksville and Sittona.
     In January 1997 Hooper and Shanksville sold all of their
rights in the MULTIKINE technology to Sittona.  Immediately
following these trans- actions, Sittona sold all of its rights in the MULTIKINE technology to the Company, including all rights acquired from Hooper and Shanksville, in consideration for
$500,000 in cash and 751,678 shares of the Company's common
stock.  The shares of the Company's Common Stock acquired by
Sittona as a result of this transaction are being offered to the public by means of Registration Statement which was declared effective by the Securities and Exchange Commission on March 19, 1997.
Stockholder Return Performance Graph
     Set forth below is a line graph comparing the yearly
percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and the Biotechnology peer group for the five fiscal years ending September 30, 1996.
                    (Graph will appear here.)
PROPOSAL TO APPROVE SALE OF COMMON STOCK AND WARRANTS
     In June 1995 the Company, in a private offering, sold
575,000 units at a price of $2.00 per unit.  Each unit consisted of one share of the Com- pany's common stock and one warrant.
Each Warrant entitled the holder to pur- chase one additional share of the Company's common stock at a price of $3.25 per share at any time prior to June 30, 1997.  In September 1995, the
Company, in a separate private offering, sold another 575,000 units at a price of $2.00 per unit.  The units sold in the
September 1995 offering were identical to the units sold in the
June 1995 offering. In addition, the investors in the June and September 1995 offerings were the same.
     Immediately prior to the June l995 offering, the Company had 4,l88,244 shares of common stock issued and outstanding. When considering the June and September 1995 offerings together, and giving effect to the shares of common stock which were subsequently issued upon the exercise of the warrants which
comprised a part of the units, the Company sold 2,300,000 shares of its common stock in these offerings.
     The Company did not solicit stockholder approval for the
June and September 1995 offerings since neither the Colorado
Business Corporation Act nor the Company's Articles of
Incorporation required such approval.
     Notwithstanding the above the rules of NASDAQ Stock Market requires a company whose securities are listed on the NASDAQ
National Market System to obtain shareholder approval if more than 20% of such a company's securities are to be sold in a
private offering and below the market price of the company's securities. The NASD determined that (i) the Company's June and September 1995 offerings were a single private offering, (ii) the shares of the Company's Common Stock sold in these offerings exceeded 20% of the then outstanding shares of the Company's
Common Stock and (iii) the shares of the Company's Common Stock sold in the June and September 1995 offerings were sold at a price below the then prevailing market price of the Company's
Common Stock.  Since the Company did not obtain shareholder
approval for the June and September 1995 offerings the NASD determined that the Company had violated its rule with respect to private offerings and transferred the listing of the Company's securities from the NASDAQ National Market System to the NASDAQ SmallCap Market.
     The Company has had discussions with the American Stock
Exchange con- cerning the listing of the Company's securities.
As part of these discussions, the staff of the American Stock Exchange has requested that the Company obtain shareholder approval of the sale of the common stock and warrants in the June and September l995 offerings.
     If the majority of the shareholders present in person or by proxy at the annual meeting do not approve this proposal, the
Company does not intend to rescind the sale of the common stock and warrants or to modify the terms pertaining to the sale of these securities in any way. If the majority of the shareholders approve the June and September l995 offerings, there can be no assurance that the Company will be successful in having its securities approved for listing on the American Stock Exchange.
     The Company is requesting stockholder approval of the sale of the units in the June and September l995 offerings.  The
Company's Board of Directors believes that approval of this
Proposal is in the best interests of both the Company and its stockholders and unanimously recommends that stockholders vote
"FOR" this Proposal.
     The following table reflects the high and low bid prices of the Com- pany's common stock between June and September l995.
               High               Low
          June l995 $5.50             $2.78
          July l995 $4.93             $3.87
          August l995    $4.l2             $3.56
          September l995 $5.47             $3.56
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
     The Board of Directors has selected Deloitte & Touche, independent certified public accountants, to audit the books and records of the Company for the 1997 fiscal year. Deloitte &
Touche served as the the Company's inde- pendent public
accountants for the fiscal year ended September 30, 1996. A representative of Deloitte & Touche is expected to be present at the share- holders meeting and will be available to respond to any appropriate questions raised at the meeting.  Such
representative may make a statement if desired.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
     The Company's Annual Report on Form 10-K for the year ending September 30, 1996 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.
SHAREHOLDER PROPOSALS
     Any shareholder proposal which may properly be included in the proxy solicitation material for the 1997 annual meeting of shareholders must be received by the Secretary of the Company no
later than                , 1998.
GENERAL
     The cost of preparing, printing and mailing the enclosed
proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense.  The Company's annual report, including finan- cial statements for the 1996 fiscal year, is included in this mailing.
     Management of the Company does not intend to present and
does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.
Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.
2628D:3-19
                       CEL-SCI CORPORATION
        This Proxy is Solicited by the Board of Directors
               The undersigned stockholder of the Company,
acknowledges receipt of the Notice of the Annual Meeting of
Stockholders, to be held                 , 1997,
 .M. local time, at the Holiday Inn Hotel & Suites, 625 First
Street, Alexandria, Virginia, 22314, and hereby appoints
Maximilian de Clara or Geert R. Kersten with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above- named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:
 (1)  To elect the directors who shall constitute the Company's
                            Board of
               Directors for the ensuing year.
  /  /  FOR all nominees listed below (except as marked to the contrary below)
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
BELOW)
          /  /      WITHHOLD AUTHORITY to vote for all nominees
listed below
Nominees:
Maximilian de Clara   Geert R. Kersten   Mark V. Soresi   F.
Donald Hudson
(2)  To ratify the 1995 sale of 1,150,000 shares of common stock and 1,150,000 common stock purchase warrants.
                              /  / FOR      /  / AGAINST     /  /
ABSTAIN
(3) To ratify the appointment of Deloitte & Touche as the Company's independent accounts for the fiscal year ending September 30,
1997.
                              /  / FOR      /  / AGAINST     /  /
ABSTAIN
               To transact such other business as may properly come before the meeting.